Exhibit 99.1

FOR IMMEDIATE RELEASE

COVIA ANNOUNCES ACTIONS IN RESPONSE TO COVID-19 PANDEMIC AND DISRUPTIONS IN THE GLOBAL OIL AND GAS MARKETS

INDEPENDENCE, Ohio, April 14, 2020 (GLOBE NEWSWIRE) — Covia (NYSE:CVIA), a leading provider of mineral-based material solutions for the Industrial and Energy markets, announced a series of actions taken recently to strengthen safety protocols, reduce capacity and lower costs. These actions have been taken in light of the challenges caused by the COVID-19 pandemic and recent dislocations in global oil markets. These actions include:

•	Developed and implemented a series of guidelines and practices to improve safe operating procedures throughout the organization to mitigate the spread of COVID-19.
•	Eliminated non-essential travel and facilitated work from home arrangements.
•	Reduced active Energy capacity by nearly 30% or 6 million tons annually, including the idling of the Utica, Illinois and Kermit, Texas facilities and de-rating capacity at several other facilities.
•	Implemented staffing reductions and other initiatives to reduce overhead expenses by approximately $25 million compared to 2019.
•	Reduced the expected 2020 capital expenditure program approximately 50% compared to 2019.
•	Closed on a new 3-year credit facility with availability up to $75 million secured by certain of the Company’s accounts receivables.

“The health and safety of our employees is a top priority, and I am proud of how quickly our organization reacted to continue safe operations in light of the impact of the COVID-19 pandemic,” said Richard Navarre, Chairman, President and Chief Executive Officer. “Unfortunately, the pandemic, combined with the collapse of oil prices, has had a negative impact on the markets we serve forcing us to take painful, but necessary steps, to adjust our operations to better align with market demand. These actions better position Covia to successfully navigate the current market without impacting our ability to meet the needs of our customers.”

About Covia

Covia is a leading provider of diversified mineral solutions to the oil and gas, glass, ceramics, coatings, metals, foundry, polymers, construction, water filtration, sports and recreation markets. The Company serves its Industrial customers through a broad array of high-quality products, including high-purity silica sand, nepheline syenite, feldspar, clay, kaolin, resin systems and coated materials, delivered through its comprehensive distribution network. Covia offers its Energy customers an unparalleled selection of proppant solutions, additives, and coated products to enhance well productivity and to address both surface and down-hole challenges in all well environments. Covia has built long-standing relationships with a broad customer base consisting of blue-chip customers. Underpinning these strengths is an unwavering commitment to safety and to sustainable development, further enhancing the value that Covia delivers to all of its stakeholders. For more information, visit CoviaCorp.com.

Caution Concerning Forward-Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of the Company’s management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although the Company’s management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, and results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to: changes in prevailing economic conditions, including fluctuations in supply of, demand for, and pricing of, the Company’s products; potential business uncertainties relating to the merger, including potential disruptions to the Company’s business and operational relationships, the Company’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of the Company’s integration efforts; loss of, or reduction in, business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the Company’s ability to successfully develop and market new products; the Company’s rights and ability to mine its property and its renewal or receipt of the required permits and approvals from government authorities and other third parties; the Company’s ability to implement and realize efficiencies from capacity expansion plans, and cost reduction initiatives within its time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to the Company’s business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; other operating risks beyond the Company’s control; the risks discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 16, 2020; and the other factors discussed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. This release should be read in conjunction with such filings, and you should consider all such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filing.

Investor contact:

Matthew Schlarb

440-214-3284

Matthew.Schlarb@coviacorp.com

Source: Covia